                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 ---------------



  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MARCH 16, 2000



                               NETRIX CORPORATION
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                         000-20512                 54-1345159
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                        Identification No.)



                               NETRIX CORPORATION
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171
          (Address of Principal Executive Offices, Including Zip Code)
                                 (703) 742-6000
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 16, 2000, Netrix Corporation, a Delaware corporation doing business under the name Nx Networks ("Nx Networks"), completed its acquisition of AetherWorks Corporation, a privately held Minnesota corporation that provides innovative voice and data carrier class convergence solutions for the telecommunications industry ("AetherWorks"). The acquisition was effected through the merger of AetherWorks with and into Nx1 Acquisition Corp., a wholly-owned subsidiary of Nx Networks (the "Merger"), pursuant to an Agreement of Plan of Merger executed by all three parties, dated as of December 31, 1999.

In the Merger, Nx Networks issued 2,622,000 shares of its common stock for all outstanding shares of AetherWorks. Each holder of an option or warrant to acquire AetherWorks common stock became entitled to acquire 1.377 shares of Nx Networks common stock per AetherWorks share originally underlying the option or warrant, and the exercise price per share was reduced proportionately.

Under the terms of the Merger Agreement, a further adjustment will be made to the merger consideration if the closing price of Nx Networks common stock on the Nasdaq Stock Market for the 15 trading day period ended October 31, 2000 does not equal or exceed $22.50 per share. In such event, additional shares of Nx Networks common stock will be issued such that the consideration per share of AetherWorks common stock is equal to $22.50 per share based upon that average closing price; provided the total number of shares of Nx Networks common stock issued in the Merger will not exceed 19.9% of the total Nx Networks outstanding shares.

The Merger constituted a tax-free reorganization.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)      Financial Statements of Businesses Acquired.

The audited financial statements of the business acquired, AetherWorks, as of and for the years ended September 30, 1999 and 1998 required by this item are incorporated herein by reference to the Form S-3 registration statement (no. 333-96165) filed with the Securities and Exchange Commission on February 10, 2000. The Condensed Balance Sheets of AetherWorks as of December 31, 1999 (unaudited) and September 30, 1999 and for the three months ended December 31, 1999 (unaudited) and 1998 (unaudited) required by this item, are set forth below.


                                                            AetherWorks Corporation
                                                         (A Development Stage Company)
                                                         Condensed Balance Sheets as of
                                                    December 31, 1999 and September 30, 1999


                                                            Unaudited
                                                           December 31,           September 30,
                                                               1999                    1999
                                                          ---------------         ---------------

ASSETS:
Current Assets:
  Cash and cash equivalents                               $    224,176             $   550,205
  Prepaid expenses                                              23,290                  60,463
                                                          -------------            ------------
     Total Current Assets                                      247,466                 610,668

Fixed Assets, net                                            1,663,298               1,993,219
                                                          -------------            ------------

     Total Assets                                         $  1,910,764             $ 2,603,887
                                                          =============            -------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
Current Liabilities:
  Accounts payable and other accrued expenses             $  1,077,122             $   923,683
  Lease Payable                                              1,411,876               1,590,078
  Notes payable                                              1,798,119               1,050,089
                                                           ------------            -------------
Total Current Liabilities                                    4,287,117               3,563,850
                                                           ------------            -------------
  Notes Payable                                              8,036,854               8,036,854
Shareholders' equity (deficit):
  Common stock shares B-1, $.01 par value,
  10,000,000 shares authorized, 251,413 shares
  issued and outstanding                                         2,514                   2,514
  Common stock, $.01 par value, 10,000,000 shares
  authorized, 1,200,409 shares issued and outstanding           12,004                  12,004
  Additional paid-in capital                                10,026,701              10,026,701
  Deficit accumulated during development stage             (20,454,426)            (19,038,036)
                                                           -------------           -------------
Total Shareholders' equity (deficit)                       (10,413,207)             (8,996,817)
                                                           -------------           -------------
Total Liabilities and Shareholders' Equity                 $ 1,910,764             $ 2,603,887
                                                           =============           =============



                             AetherWorks Corporation
                          (A Development Stage Company)
                       Condensed Statements of Operations
                  Three months ended December 31, 1999 and 1998
                                    Unaudited

                                           December 31,          December 31,
                                              1999                  1998
                                           ------------          ------------
 Operating Expenses:
   General and administrative              $   395,170            $   301,214
   Research and development                    995,573              1,202,135
                                           ------------           ------------
     Total Operating Expenses                1,390,743              1,503,349
                                           ------------           ------------

 Operating Loss                             (1,390,743)            (1,503,349)
                                           ------------           ------------
 Other expense (income):
   Interest expense                             34,004                 53,878
   Interest income                              (8,357)               (16,191)
                                           ------------            -----------

 Net loss                                  $ (1,416,390)           $(1,541,036)
                                           =============           ============





                                                                 AetherWorks Corporation
                                                              (A Development Stage Company)
                                                            Condensed Statements of Cash Flows
                                                      Three months ended December 31, 1999 and 1998
                                                                        Unaudited



                                                                        December 31,      December 31,
                                                                            1999              1998
                                                                       -------------      -------------


OPERATING ACTIVITIES:
Net loss for  the period                                               $ (1,416,390)       $ (1,541,036)
Adjustments to reconcile net loss to net
cash used in operating activities:
  Depreciation and amortization                                             326,293             345,001
  Changes in operating assets and liabilities:
    Note receivable                                                              --              (2,010)
    Prepaid expenses                                                         37,173               1,092
    Accounts payable and accrued expenses                                   153,440              78,202
                                                                        ------------       -------------
Net cash used in operating activities                                      (899,484)         (1,118,751)

INVESTING ACTIVITIES:
(Purchases) dispositions of property and equipment, net                       3,628             (63,737)
                                                                        ------------       --------------
Net cash provided by (used) in investing activities                           3,628             (63,737)
                                                                        ------------       --------------
FINANCING ACTIVITIES:
Payments on capital leases                                                 (177,303)           (191,879)
Net increase (payments) on notes payable                                    747,130              (6,988)
                                                                        ------------       --------------
Net cash provided by (used in) financing activities                         569,827            (198,867)
                                                                        ------------       --------------
Decrease in cash and cash equivalents                                      (326,029)         (1,381,355)
Cash and cash equivalents at beginning of period
                                                                            550,205           1,862,889
                                                                        ------------        -------------
Cash and cash equivalents at end of period                              $   224,176         $   481,534
                                                                        ============        =============



                             AetherWorks Corporation
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements


1.       DESCRIPTION OF BUSINESS

AetherWorks Corporation (the "Company") was formed on February 24, 1993 as a development stage company engaged in the design and development of hardware and software which will integrate voice and data. In addition, the software developed provides a computer telephony framework on which software applications can operate in the telephony environment.

2.       GOING CONCERN

As reflected in the accompanying financial statements, the Company has accumulated a deficit during its development stage. The Company may be unable to maintain solvency unless it continues to obtain additional financing to continue as a going concern. The Company intends to obtain additional debt or equity financing in fiscal 2000 to fund operations.

Because of uncertainties regarding the achievability of management's plans, no assurances can be given as to the Company's ability to continue in existence. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that my result from the possible inability of the Company to continue as a going concern.

3.       SUMMARY OF ACCOUNTING POLICIES

The accompanying condensed consolidated unaudited financial statements included herein have been prepared by the Company in accordance with general accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for reporting on interim statements. Accordingly, certain information and footnote disclosures required for complete financial statements are not included herein. It is recommended that these condensed financial statements be read in conjunction with the financial statements and related notes of the Company as reported on Netrix Corporation Form S-3 (No. 333-96165) filed with the SEC in February 2000.

In the opinion of management all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the condensed consolidated financial position, results of operations, and cash flows at the dates and for the periods presented have been included. The condensed balance sheet presented as of September 30, 1999 has been derived from the financial statements that have been audited by the Company's independent public accountants. The results of operations for the three months ended December 31, 1999 may not be indicative of future results.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less than purchased to be cash equivalents. Cash equivalents are carried at cost which approximates market value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of three to five years.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

(b)      Pro Forma Financial Information.

          NETRIX UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma Consolidated Statement of Operations of NX Networks for the three months ended March 31, 2000 and the year ended December 31, 1999 illustrate the effect of the mergers with OpenROUTE and AetherWorks. The unaudited Pro Forma Consolidated Statements of Operations assume that the mergers with OpenROUTE and AetherWorks were completed as of the beginning of the periods presented, January 1, 2000 and January 1, 1999, respectively. Certain reclassifications have been made to OpenROUTE and AetherWorks' financial statements to conform with NX Networks presentation.

Under the terms of the OpenROUTE transaction, the holders of OpenROUTE common stock and stock options received one share of NX Networks common stock for each OpenROUTE share converted. Under the terms of the AetherWorks transaction, options will receive an aggregate of l.38 shares of NX Networks common stock.

ACCOUNTING TREATMENT

NX Networks recorded the OpenROUTE and AetherWorks mergers as purchase transactions. For accounting purposes, NX Networks is deemed to be the acquiring corporation in each merger.

The pro forma adjustments are based upon currently available information and assumptions that Netrix management believes are reasonable and certain information provided by OpenROUTE management and AetherWorks management. NX Networks will account for each merger based upon the estimated fair market value of the net tangible assets, intangible assets and liabilities acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Consolidated Financial Statements represent the preliminary determination of these adjustments based upon available information. NX Networks cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma consolidated Financial Statements.

For illustrative purposes, NX Networks has made a preliminary allocation of excess cost over estimated net assets acquire to goodwill as OpenROUTE's assets and liabilities are estimated to approximate fair value. The final allocation of purchase price to asset and liabilities acquired will depend upon the final purchase price and final estimates of fair values of assets and liabilities of OpenROUTE at the closing date. NX Networks will undertake a study to determine the fair value of assets and liabilities acquired and will allocate the purchase price accordingly. NX Networks believes that the carrying value of current assets and current liabilities approximated fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, goodwill and other identifiable intangibles. However, there can be no assurance that the actual allocation will not differ significantly form the pro forma allocation.

For illustrative purposes, NX Networks has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as AetherWorks' assets and liabilities are estimated to approximate fair value. For purposes of this Pro forma Financial Information, NX Networks assumed the price per share to be $22.50, as guaranteed in the merger agreement. NX Networks also engaged an independent third party to determine the amount of the excess purchase price related to purchased in-process research and development. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and final estimated of fair values of assets and liabilities of AetherWorks at closing date. NX Networks will undertake a study to determine the fair values of assets and liabilities acquired and will allocate the purchase price accordingly. NX Networks believes that the carrying value of current assets and current liabilities approximated fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, in-process research and development, goodwill and other identifiable intangibles. However, there can be no assurance that the actual allocation will not differ significantly form the pro forma allocation.

The Unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the mergers with OpenROUTE and AetherWorks had been consummated as of the indicated dates. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of NX Networks, OpenROUTE, and AetherWorks, together with the related notes thereto, which are incorporated by reference into this registration statement.


                                NX Networks, Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2000
                    (in thousands, except per share amounts)


                                                    NX Networks        AetherWorks          AetherWorks          NX Networks
                                                    Historical (1)     Historical (2)        Pro-forma            Pro-forma
                                                    --------------     --------------       Adjustments           Combined
                                                                                            -----------          -----------


     Revenues:
         Product                                     $   7,053          $      --           $     --              $   7,053
         Service and other                               1,890                 --                 --                  1,890
                                                     ----------         ---------           --------              -----------
               Total revenues                            8,943                 --                 --                  8,943
                                                     ----------         ---------           --------              -----------
     Cost of revenues:
         Product                                         4,184                 --                 --                  4,184
         Service and other                               1,304                 --                 --                  1,304
                                                     -----------        ---------           --------              ------------
               Total cost of revenues                    5,488                 --                 --                  5,488
                                                     -----------        ---------           --------              ------------
                Gross profit                             3,455                 --                 --                  3,455
                                                     -----------        ---------           --------              ------------
     Operating expenses:
          Sales and marketing                            3,973                 --                 --                   3,973
         General and administrative                      2,349                478                 --                   2,827
          In-process research and development           30,800                 --            (30,800)  (3)                --
         Amortization of intangibles                     5,143                 --              2,920   (4)             8,063
         Research and development                        2,675                950                 --                   3,625
         Stock compensation expense                      6,495                 --              1,404   (5)             7,899
         Restructuring charge                              427                 --                 --                     427
                                                     ------------       ----------          --------               -----------
         Total operating expense                        51,862              1,428             26,476                  26,814
                                                     ------------       ----------          --------               -----------
                  (Loss) income from operations        (48,407)            (1,428)            26,476                 (23,359)
         Interest and other (expense) income, net          (30)                38                 --                       8
                                                     ------------       ----------          --------               -----------
                  Net (loss) income                  $ (48,437)         $  (1,390)          $ 26,476               $ (23,351)
                                                     ============       ==========          ========               ===========
     Basic and diluted loss per common share         $   (1.57)                                                    $    (.70)
                                                     ============                                                  ===========
     Basic and diluted weighted average common
     shares outstanding                                 30,901                                                        33,523
                                                     ============                                       (13)       ============









                                       9







                                NX Networks, Inc.
            Pro Forma Unaudited Consolidated Statement of Operations
                      For the year ended December 31, 1999
                   (in thousands, except per share amounts)

                                              Historical   Historical   Historical    OpenROUTE       AetherWorks     NX Networks
                                              NX Networks  OpenROUTE    AetherWorks   Pro-forma        Pro-forma       Pro-forma
                                                 (6)          (7)           (8)       Adjustments     Adjustments       Combined
                                                                                                        (10)

Revenues:
  Product                                     $  24,505     $  9,802     $    --      $     --         $      --       $   34,307
  Service and other                               6,740        2,577          --            --                --            9,317
                                              ---------     ---------    --------     ---------        ---------       ----------
   Total revenues                                31,245       12,379          --            --                --           43,624
                                              ---------     ---------    --------     ---------        ---------       ----------
Cost of revenues:
  Product                                        11,758        7,965          --            --                --           19,723
  Service and other                               4,777        2,059          --            --                --            6,836
                                              ---------     --------     --------     ---------         --------       -----------
    Total cost of revenues                       16,535       10,024          --            --                --           26,559
                                              ---------     --------     --------     ---------         --------       -----------

    Gross profit                                 14,710        2,355          --            --                --           17,065
                                              ----------    --------     --------     ---------         --------       ------------
Operating expenses:
  Sales and marketing                             6,468        4,349          --            --                --           10,817
  General and administrative                      5,202        4,298       1,730            --                --           11,230
  Amortization of intangibles                       371        5,593          --        17,184   (9)      14,016  (11)     37,164
  Research and development                        7,043        3,933       5,928            --                --           16,904
  Stock compensation expense                     18,778        6,590          --            --             7,043  (12)     32,411
  Bad debt expense                                  540          351          --            --                --              891
  Restructuring charge                              900           --          --            --                --              900
                                              ----------    --------     --------     --------          ---------       ---------
  Total Operating expense                        39,302       25,114       7,658        17,184            21,059          110,317
                                              ----------    --------     --------     --------          ---------       ---------
     Loss from operations                       (24,592)     (22,759)     (7,658)      (17,184)          (21,059)         (93,252)
 Interest and other (expense) income, net          (178)         136         221            --                --              179
                                              ----------     --------    --------     ---------         ----------      ----------
     Loss before income taxes                   (24,770)     (22,623)     (7,437)      (17,184)           (21,059)        (93,073)
 Provisions for income taxes                         --           10          --            --                 --              10
                                              ----------     --------    --------     ---------         ----------      ----------
     Net loss                                   (24,770)     (22,633)     (7,437)      (17,184)           (21,059)        (93,083)
Dividends and accretion of preferred stock       (1,399)          --          --            --                 --          (1,399)
                                              ----------     ---------   --------     ---------         ----------      ----------
    Net loss attributable to common
    shareholders                              $ (26,169)     $(22,633)   $(7,437)     $(17,184)         $ (21,059)      $ (94,482)
                                              ===========    =========   ========     =========         ==========      ==========
Basic and diluted loss per common share       $   (2.17)                                                                $   (3.12)
                                              ===========                                                               ==========
Basic and diluted weighted average common
shares outstanding                               12,074                                                            (13)    30,292
                                              ===========                                                               ==========




         The accompanying notes are an integral part of this pro forma condensed consolidated financial statements.

(1) Information obtained from the historical unaudited consolidated statement of operation of NX Networks.
(2) Information obtained from historical statement of operations of AetherWorks from January 1, 2000 through the date of acquisition, March 16, 2000.
(3) Reflects the removal of one-time in-process research and development charge in connection with the AetherWorks acquisition.
(4) Reflects the amortization expense of goodwill and intangibles acquired in the merger of AetherWorks by use of the straight-line method over 4 years.
(5) Reflects the amortization of $15.8 million of compensation expense for the assumed intrinsic value of stock options to be granted to AetherWorks' employees immediately subsequent to closing to acquire 1,000,000 shares of NX Networks common stock at an exercise price of

         $6.81 per share plus an immediate charge of $0.3 million. The compensation expense will be recognized over the options vesting period generally two to three years.
(6) Information obtained from the historical consolidated statement of operation of NX Networks which includes OpenROUTE from the date of acquisition, December 22, 1999.
(7) Information obtained from the historical unaudited consolidated statement of operations of OpenROUTE from January 1, 1999 through the date of acquisition, December 22, 1999.
(8) Information obtained from the historical statement of operations of AetherWorks for the year ended September 30, 1999 less the historical unaudited statement of operations of AetherWorks for the three months ended December 31, 1998 plus the the historical statement of operations of AetherWorks for the three months ended December 31, 1999.
(9) Reflects the amortization expense of the excess of cost over historical net assets acquired in the merger of OpenROUTE by use of the straight-line method over 4 years.
(10) AetherWorks pro-forma adjustments excludes the one-time in-process research and development charges of $30.8 million in connection with the AetherWorks acquisition.
(11) Reflects the amortization expense of intangibles acquired in the merger of AetherWorks by use of the straight-line method over 4 years.
(12) Reflects the amortization of $15.8 million of compensation expense for the assumed intrinsic value of stock options granted to AetherWorks' employees immediately subsequent to closing to acquire 1,000,000 shares of Netrix common stock at an exercise price of $6.81 per share plus an immediate charge of $0.3 million. The compensation expense will be recognized over the options vesting period generally two to three years.
(13) The average common shares outstanding used in calculating basic and diluted pro forma loss per common share are calculated assuming that the estimated number of shares of NX Networks common stock issued in the mergers were outstanding from the beginning of the periods presented. For purposes of this Pro forma Financial Information, the company assumed that it would issue approximately 15,900,000 and 2,622,000 million shares of common stock in connection with the OpenROUTE acquisition and the AetherWorks acquisition, respectively. Options and warrants to purchase shares of common stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.



(c)      Exhibits.

The following exhibits are filed with this Report:

         EXHIBIT NO.                           DESCRIPTION

         2.1* Agreement and Plan of Merger by and among Netrix Corporation, doing business as Nx Networks, Nx1 Acquisition Corp. and AetherWorks Corporation, dated as of December 31, 1999.

         10.1* Voting Agreement between Netrix Corporation doing business as Nx Networks, and William H. Costigan, Robert C. Lind and Jonathan A. Sachs dated as of December 31, 1999.

         10.2* Registration Rights Agreement made by Netrix Corporation, doing business as Nx Networks, in favor of the holders of common stock of AetherWorks Corporation, dated as of December 31, 1999.

         23.1              Consent of Ernst & Young LLP.
-----------

      * Incorporated by reference to the Current Report on Form 8-K filed by Netrix Corporation on January 14, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NETRIX CORPORATION



Date:  May 30, 2000                       By:  /S/ Peter J. Kendrick
                                                 _____________________________
                                                 Name:   Peter J. Kendrick
                                                 Title:  Chief Financial Officer

                                  EXHIBIT LIST

     EXHIBIT NO.           DESCRIPTION

         2.1* Agreement and Plan of Merger by and among Netrix Corporation, doing business as Nx Networks, Nx1 Acquisition Corp. and AetherWorks Corporation, dated as of December 31, 1999.

         10.1* Voting Agreement between Netrix Corporation doing business as Nx Networks, and William H. Costigan, Robert C. Lind and Jonathan A. Sachs dated as of December 31, 1999.

         10.2* Registration Rights Agreement made by Netrix Corporation, doing business as Nx Networks, in favor of the holders of common stock of AetherWorks Corporation, dated as of December 31, 1999.

         23.1              Consent of Ernst & Young LLP.

         * Incorporated by reference to the Current Report on Form 8-K filed by Netrix Corporation on January 14, 2000.

-----------